UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 30, 2022
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

Closing of Majority Investment in Monarch National Insurance Company

On June 30, 2022, FedNat Holding Company (the “Company”) closed the previously announced transaction in which a group of investors managed by Hale Partnership Capital Management LLC (the “Hale Investors”) invested $15 million in Monarch National Insurance Company (“Monarch”) in exchange for 60% of Monarch’s common stock. The Company also invested $10 million into Monarch for the remaining 40% of Monarch’s common stock and retains two seats on Monarch’s board of directors (such investments are collectively referred to herein as the “Monarch Transaction”).

Monarch has assumed, effective June 1, 2022, approximately 78,000 insurance policies issued by FedNat Insurance Company (“FNIC”), resulting in Monarch’s policy count totaling approximately 83,000 policies. The Company’s wholly owned subsidiary, FedNat Underwriters, Inc. (“FNU”), will continue as managing general agent, including policy servicing and claims administration, for Monarch following the closing. FNIC’s remaining Florida insurance policies were cancelled effective June 29, 2022 and FNIC’s non-Florida insurance policies have been cancelled, expired or assumed.

Prior to the investments by the Hale Investors and the Company, Monarch redeemed from FNIC all of its outstanding common stock (except for one share, which was transferred by FNIC immediately after the closing) in exchange for a surplus note equal to $2,560,165.95.

In connection with the closing of the Monarch Transaction, the parties entered into the following:

•Omnibus Amendment Agreement dated as of June 30, 2022 (the “Omnibus Amendment”) among Monarch, FNIC, the Company and Hale Partnership Capital Management, LLC (“HPCM”), which amended certain provisions of the Master Restructure Agreement dated as of May 13, 2022 (the “Restructure Agreement”) among Monarch, FNIC, the Company and HPCM, and the Stock Investment and Subscription Agreement dated as of May 13, 2022 (the “Subscription Agreement”) among the Hale Investors, FNIC, the Company and Monarch. Among other things, the Omnibus Amendment clarified that the expected negotiations with the holders of the Company’s outstanding senior unsecured notes will occur following closing and modified the condition to closing that Demotech, Inc. reconfirm its rating of Monarch prior to closing. A copy of the Omnibus Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

•Management Agreement effective as of June 1, 2022 between Monarch and HPCM pursuant to which HPCM provides Monarch with management services relating to financial, compliance, investment and cash management, tax and strategic planning matters for a management fee equal to 60 basis points on Monarch’s assets.

•Management Advisory Services Agreement dated as of July 1, 2022 (the “Advisory Services Agreement”) between HG Managing Agency, LLC, an affiliate of HPCM (“HGMA”), and FNU pursuant to which HGMA will assist FNU and the Company in developing a restructuring plan for the Company’s non-statutory entities, including identifying cost savings and other necessary or advisable steps in connection therewith and, upon approval of such plan by the Company’s Board of Directors, oversee the implementation of such plan. The term of the Advisory Services Agreement is until July 1, 2025 and HGMA’s fee for its services under the Advisory Services Agreement equals 1.5% of gross earned premium per annum of Monarch and, solely with respect to its policies in Texas, Maison Insurance Company.

•Shareholders’ Agreement dated and effective as of July 1, 2022 among Monarch, the Hale Investors and the Company (the “Shareholders’ Agreement”), which provides for the relative rights and preferences of the Hale Investors and the Company as shareholders of Monarch following the closing of the Monarch Transaction. The Shareholders’ Agreement, among other things: (a) provides for a five-member board of directors, of which three members are designated by the Hale Investors and two members are designated by the Company, with such designation rights subject to maintaining stated levels of ownership in Monarch, except that the initial Company designees, Dave Michelson and Jenifer Kimbrough, shall be Monarch directors for two years following the closing notwithstanding any subsequent change in the Company’s ownership of Monarch shares; and (b) provides for customary restrictions on transfer of the Monarch shares, with a drag-along right in favor of the Hale Investors and a tag-along right in favor of the Company. A copy of the Shareholders’ Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

•FNIC and Monarch entered into binding term sheets for the acquisition by Monarch following the closing of (a) FNIC’s National Flood Insurance Program (the “Flood Book”) for an agreed price, subject to a 45-day “go shop” right; and (b) FNIC’s commercial general liability (“CGL”) insurance policies, which are currently in run off, pursuant to which Monarch will assume 100% of all net retained losses for the CGL book. FNU will retain responsibility for claims administration for the CGL book following the closing.

•The Company and the Hale Investors entered into a binding term sheet pursuant to which, for the 90-day period following the closing, if the Company’s non-statutory cash is below an agreed level, the Company may sell to the Hale Investors, and the Hale Investors may purchase from the Company, 30,000 of the shares of Monarch common stock held by the Company for a purchase price of $2.5 million.

•The parties also entered into an amendment to the existing managing general agency agreement between FNU and Monarch and a new cost sharing agreement to replace the existing cost sharing agreement between FNU and Monarch, both to clarify the costs payable separately by Monarch and included in FNU’s managing general agent fee following the closing.

In connection with the closing of the Monarch transaction, on June 30, 2022 the Florida Office of Insurance Regulation (the “Florida OIR”) issued an amendment (the “Amended Consent Order”) to its consent order issued on May 23, 2022 approving the Monarch Transaction. In the Amended Consent Order, the Florida OIR approved the timing of the Monarch Transaction closing to be June 30, 2022 and approved the agreements described above and the termination of certain existing related party agreements.

The Company also received from the holders of its outstanding senior notes their consent to the closing of the Monarch Transaction and their waiver, for a period not to exceed the later of (i) 60 days from the closing of the Monarch Transaction or (ii) the finalization of the anticipated debt restructuring, of their right to provide notice of default as a result of the previously disclosed withdrawal of the Egan Jones rating of the senior notes.

HPCM and its affiliates are, collectively, currently the largest shareholder of FNHC, and beneficially own in the aggregate 11.27% of the outstanding FNHC common stock (as to which they have filed a disclaimer of control affidavit with the Florida OIR). HPCM’s manager, Steven A. Hale II, is also serving as an advisor to the Strategic Review Committee of the Company’s Board of Directors.

Item 7.01.	Regulation FD Disclosures

On July 6, 2022, the Company issued a press release announcing the closing of the transaction described under Item 2.01 of this Current Report on Form 8-K. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

_____________________________

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto are hereby intended to be furnished and, as provided in General Instruction B.2 of Form 8-K, such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

This Current Report on Form 8-K contains statements that may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally may be identified by the use of forward-looking terminology such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "forecast," "guidance," "indicate," "intend," "may," "might," "outlook," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," "will," "would," "will be," "will continue" or the negative thereof or other variations thereon or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond the Company's control. Management cautions that any such forward-looking statements are not guarantees of future performance, and readers cannot assume that such statements will be realized or that the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, the impact on the Company of the transaction described herein, as well as the risks and uncertainties discussed under “Risk Factors” in the Company's 2021 Form 10-K, as amended, and discussed from time to time in the Company's other reports subsequently filed with the Securities and Exchange Commission. These and other important factors may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K.
10.1	Omnibus Amendment Agreement dated as of June 30, 2022 among Monarch National Insurance Company, FedNat Insurance Company, FedNat Holding Company and Hale Partnership Capital Management, LLC
10.2	Shareholders’ Agreement dated and effective as of July 1, 2022 among Monarch National Insurance Company, the Hale Investors (as defined therein) and FedNat Holding Company
99.1	FedNat Holding Company Press Release dated July 6, 2022
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: July 6, 2022	By:	/s/ Erick A. Fernandez

Name:	Erick A. Fernandez
Title:	Interim Chief Financial Officer
(Principal Financial and Accounting Officer)